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                                                                    Exhibit 23.1
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
[ERNST & YOUNG COMPANY LOGO]         o ERNST & YOUNG LLP                       o Phone:403 290-4100

                                       CHARTERED ACCOUNTANTS                     Fax:  403 290-4265
                                       Ernst & Young Tower
                                       1000 440 2 Avenue SW
                                       Calgary AB Canada  T2P 5E9
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-135550) for the registration of 508,683 shares of common stock to be issued pursuant to the Equity Compensation Plan of our report dated March 23, 2006 with respect to the consolidated financial statements of JMG Exploration, Inc., a development stage enterprise (the "Company") included in its Annual Report (Form 10-K, Amendment No. 3) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP
Calgary, Alberta                                      Chartered Accountants
September 14, 2006